UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): September 15, 2011

TECHPRECISION CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-51378	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3477 Corporate Parkway,
Center Valley, PA 18034
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (484) 693-1700

Copies to:

William A. Scari, Jr.
Pepper Hamilton LLP
400 Berwyn Park
899 Cassatt Road
Berwyn, PA 19312-1183
Phone: (610) 640-7800
Fax: (610) 640-7835

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2011, the stockholders of TechPrecision Corporation (the “Company”) approved an amendment (the “Amendment”) to the TechPrecision Corporation 2006 Long-Term Incentive Plan (as amended, the “Plan”), which was submitted to the stockholders for approval at the Annual Meeting (as defined below).

The Amendment, which was approved by the Company’s Board of Directors prior to being submitted for stockholder approval, increases the number of shares of common stock available for issuance under the Plan from 3,000,000 shares to an aggregate of 3,300,000 shares.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is set forth as Appendix A to the Company’s definitive proxy statement for the Annual Meeting filed with the SEC on August 22, 2011.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 15, 2011, the Company held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”). A total of 16,604,408 shares of the Company’s common stock were entitled to vote as of July 26, 2011, the record date for the Annual Meeting, of which 13,108,125 were present in person or by proxy.

At the Annual Meeting, the stockholders of the Company were asked to elect each of Philip A. Dur, Michael R. Holly, James S. Molinaro, Louis A. Winoski, Andrew A. Levy, and Leonard M. Anthony to serve as directors of the Board for a one-year term expiring on the date of the Company’s 2012 Annual Meeting of Stockholders. The results of the vote taken at the Annual Meeting with respect to the election of Messrs. Dur, Holly, Molinaro, Winoski, Levy, and Anthony as directors were as follows:

Nominee	For	Withheld	Broker Non-Votes
Philip A. Dur	7,193,751	56,200	5,858,174
Michael R. Holly	6,193,751	1,056,200	5,858,174
James S. Molinaro	7,096,786	153,165	5,858,174
Louis A. Winoski	6,096,786	1,153,165	5,858,174
Andrew A. Levy	7,186,755	63,196	5,858,174
Leonard M. Anthony	7,193,751	56,200	5,858,174

At the Annual Meeting, the Company’s stockholders were asked to approve the Amendment to the Company’s 2006 Long-Term Incentive Plan. The results of the vote taken at the Annual Meeting with respect to approval of the Amendment were as follows:

	For	Against	Abstentions	Broker Non-Votes
Approval of Amendment	3,980,831	1,849,711	1,419,409	5,858,174

At the Annual Meeting, the Company’s stockholders were also asked to approve an amendment to the Company’s certificate of incorporation to effect a reverse stock split of our outstanding common stock at an exchange ratio of no greater than 1-for-2, such ratio to be determined by the Company’s Board of Directors at any time prior to the one-year anniversary of the Annual Meeting, the implementation and timing of which shall be subject to the discretion of our Board of Directors. The results of the vote taken at the Annual Meeting with respect to approval of the amendment were as follows:

	For	Against	Abstentions
Approval of Amendment	10,007,687	3,007,953	92,485

Finally, the Company’s stockholders were also asked to ratify the appointment of KPMG, LLC as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2012. The results of the vote taken at the Annual Meeting with respect to the ratification of the appointment of KPMG, LLC were as follows:

	For	Against	Abstentions
Ratification of KPMG, LLC	12,802,672	280,253	25,200

Each of the aforementioned proposals submitted to the stockholders at the Annual Meeting was approved by the final voting results set forth above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHPRECISION CORPORATION

Date: September 21, 2011	By:	/s/ James S. Molinaro
Name: James S. Molinaro
Title: Chief Executive Officer